                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of Harken Energy Corporation for the registration of up to $10,000,000 of Nontransferable Common Stock Subscription of Rights, Preferred Stock Purchase Rights, and shares of its common stock and to the incorporation by reference therein of our report dated March 25, 2002 (except for paragraph 13 of Note 1, paragraphs 2 and 5 of Note 2, paragraph 10 of Note 7, paragraph 4 of Note 8, paragraph 3 of Note 11 and paragraph 4 of Note 15, as to which the date is December 6, 2002), with respect to the consolidated financial statements, as amended, of Harken Energy Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Houston, Texas

January 22, 2003